UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2025 (October 17, 2025)

ChampionsGate Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42651	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

419 Webster Street

Monterey, CA 93940

(Address of principal executive offices)

(831)-204-7337

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, and one Right to acquire one-eighth of one Class A ordinary share	CHPGU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHPG	The Nasdaq Stock Market LLC
Rights, each whole right to acquire one-eighth of one Class A ordinary share	CHPGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously announced by ChampionsGate Acquisition Corporation (“CHPG” or the “Company”), on July 31, 2025, Mr. Bala Padmakumar, then Chairman, CEO and director of notified the board of directors (the “Board”) of the Company, that he has decided to resign all the positions he held at the Company, effective immediately.

On October 17, 2025, the Board decided to appoint Mr. Boon Liat Timothy Lim, a Singapore national, as the new Chairman, CEO and director of the Company, effective immediately.

Mr. Boon Liat Timothy Lim, age 60, joins the Company as its new Chairman, CEO and director in October 2025. Mr. Lim has brought to the Company more than two decades of executive leadership and operational management experience in Southeast Asia. Since January 2022, Mr. Lim has served as an independent consultant, advising business leaders on a variety of strategic and management issues. Previously, Mr. Lim served in various roles at Dragon Group International Ltd (“Dragon Group”), an investment holding company previously listed on the Singapore Stock Exchange, including as an executive director and president of its APA group from 2006 to 2012, executive director and member of the board from 2009 to December 2021, and President and Acting CEO from April 2020 to December 2021. In these roles, Mr. Lim managed the company’s business development and strategies across various business lines. In addition, Mr. Lim also held various roles at ASTI Holdings Ltd., the parent company of the Dragon Group and a major semiconductor developer listed on the Singapore Stock Exchange (SGX: 575), where he served as Group Administrative Officer from 2013 to December 2021, and as Executive Director and member of the board of directors from 2004 to December 2021. In his role as Group Administrative Officer, Mr. Lim supervised a variety of corporate functions for the group and its portfolio companies around the world. Earlier in his career, Mr. Lim served as the President of ASEAN and India of Dragon Technology Distribution Pte. Ltd., a semiconductor component distributor, from 2003 to 2006. Before that, from 1997 to 2003, he founded and served as the Managing Director of Influx Technology Pte. Ltd., a semiconductor component distributor, before selling the business. In addition to his executive roles, Mr. Lim has also served on the board of several public and private companies in Singapore and other Southeast Asia countries. Mr. Lim held a diploma in Sales and Marketing from the Chartered Institute of Marketing in the United Kingdom.

In connection with the appointment, the Company extended an offer letter to Mr. Lim (the “Offer Letter”), attached hereto as Exhibit 10.1, which he accepted on October 17, 2025, pursuant to which Mr. Lim shall receive $13,250 if and when the Company enters into a definitive agreement with a target company and another $13,250 if and when the Company consummates an initial business combination with a target company.

In addition, the Company also entered into an indemnification agreement with Mr. Lim, attached hereto as Exhibit 10.2.

Mr. Lim does not hold any other positions with us and is not related to any of our directors or officers. Further, Mr. Lim is not a related person, promoter, or control person as defined in Regulation 404(a).

In connection with Mr. Lim’s appointment, a press release issued by the Company on October 20, 2025 announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

The disclosures set forth above in Items 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

The disclosures set forth above in Items 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

On October 20, 2025, the Company issued a press release (the “Press Release”) announcing the appointment. A copy of the Press Release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 furnished hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated October 17, 2025 by and between the Registrant and Timthoy Lim
10.2	Indemnity Agreement, dated October 17, 2025 by and between the Registrant and Timthoy Lim
99.1	Press Release dated October 20, 2025
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionsGate Acquisition Corporation

/s/ Evan M. Graj
	Name:	Evan M. Graj
	Title:	Chief Financial Officer

Date: October 20, 2025

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